EXHIBIT 16

June 27, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Competitive Companies, Inc.'s statements included under Item 4.01 of its Form 8-K filed on June 28, 2016 and we agree with such statements concerning our firm.

/s/ Padgett, Stratemann & Co., L.L.P.

San Antonio, Texas